UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2008, Accuride Erie, L.P. (“Accuride Erie”), a wholly owned subsidiary of Accuride Corporation, entered into a lease agreement with Sarum Management, Inc. (“Sarum”) for property in Cuyahoga Falls, Ohio (the “Lease”) by exchanging signature pages to the Lease.  The Lease replaces a prior lease agreement between Accuride Erie and Sarum for the same property, which expired on December 31, 2007.  The term of the Lease is January 1, 2008 through June 30, 2011, unless Accuride Erie elects to extend the term pursuant to two one-year renewal options provided in the Lease.  The rent for the first twenty-four (24) months of the term of the Lease is $38,500 per month, and the rent for months twenty-five (25) through forty-two (42) of the term of the Lease is $41,500 per month.  A copy of the lease is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01                               OTHER EVENTS

Accuride Corporation (the “Company”) held its annual meeting of stockholders on May 16, 2008 in Ponte Vedra Beach, Florida. At the meeting, the Company’s stockholders elected each of the director nominees listed in the Company’s proxy statement and ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008.

The following table sets forth the votes for each director:

	FOR	WITHHELD

Mark D. Dalton	29,518,656	2,872,233

John D. Durrett, Jr.	29,598,052	2,792,837

Donald T. Johnson, Jr.	29,600,033	2,790,856

Terrence J. Keating	29,596,742	2,794,147

William M. Lasky	29,598,052	2,792,837

John R. Murphy	29,596,714	2,794,175

Charles E. Rentschler	17,554,803	14,836,086

Donald C. Roof	29,599,552	2,791,337

With respect to the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008, 32,245,619 shares voted in favor of the proposal, 132,796 shares voted against the proposal, 12,472 shares abstained and there were no broker non-votes reported.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	99.1	Commercial Lease Agreement, effective as of January 1, 2008, by and between Accuride Erie, L.P. and Sarum Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	May 20, 2008	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel